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                                                                      EXHIBIT 12

                             WASTE MANAGEMENT, INC.


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
                                   (UNAUDITED)

                                                      Three Months Ended March 31,
                                                      ----------------------------
                                                      2001                    2000
                                                      ----                    ----
Income before income taxes, extraordinary
    item, cumulative effect of change in
    accounting principle and minority interests       $213                    $126
                                                      ----                    ----
Fixed charges deducted from income:
  Interest expense                                     154                     210
  Implicit interest in rents                            17                      16
                                                      ----                    ----
                                                       171                     226
                                                      ----                    ----
    Earnings available for fixed charges              $384                    $352
                                                      ====                    ====

Interest expense                                      $154                    $210
Capitalized interest                                     5                       4
Implicit interest in rents                              17                      16
                                                      ----                    ----
    Total fixed charges                               $176                    $230
                                                      ====                    ====

    Ratio of earnings to fixed charges                 2.2                     1.5
                                                      ====                    ====